Citigroup Funding Inc.	November 22, 2011
Medium-Term Notes, Series D
No. 2011—MTNDG0147
Filed Pursuant to Rule 424(b)(2)
Registration Nos. 333-172554 and 333-172554-01
STRUCTURED INVESTMENTS
Opportunities in U.S. Equities

832,000 Single Observation ELKS® Based Upon the Common Stock of Ford Motor Company
Due May 23, 2012
Single Observation Equity LinKed Securities (“Single Observation ELKS®”)
Single Observation ELKS offer a short-term, enhanced yield strategy that pays a periodic, above-market, fixed-rate coupon (per annum) in return for the risk that the Single Observation ELKS will redeem for a fixed number of shares of the underlying equity (or, at your option, the cash value of those shares) at maturity if the closing price of the underlying equity on the valuation date is less than or equal to the downside threshold closing price. The value of these shares on the maturity date will be less than the stated principal amount of the Single Observation ELKS and could be zero.  Further, you have no opportunity to participate in any increase in the closing price of the underlying equity from the pricing date to the valuation date. If the closing price of the underlying equity on the valuation date is greater than the downside threshold closing price, the Single Observation ELKS will return the stated principal amount at maturity. The coupon is paid regardless of the performance of the underlying equity. The payment at maturity may be less than the stated principal amount of the Single Observation ELKS. The Single Observation ELKS are a series of unsecured senior debt securities issued by Citigroup Funding Inc. Any payments due on the Single Observation ELKS are fully and unconditionally guaranteed by Citigroup Inc., Citigroup Funding Inc.’s parent company. All payments on the Single Observation ELKS are subject to the credit risk of Citigroup Inc.
The Single Observation ELKS differ from ordinary ELKS described in the accompanying ELKS product supplement in that the determination of whether the closing price of the underlying equity falls to or below the downside threshold closing price is made only once—on the valuation date—and is not made on every trading day from the pricing date to the valuation date.  As a result, under no circumstance will you be able to participate in any increase in the closing price of the underlying equity prior to or on the valuation date.  You should not invest in the Single Observation ELKS if you seek to participate in any positive performance of the underlying equity.  For purposes of the Single Observation ELKS, all references in the accompanying ELKS product supplement to a determination of the payment at maturity based on the closing price of the underlying equity on any day other than the valuation date will be deemed to refer instead to the closing price of the underlying equity on the valuation date (as postponed, if applicable).

F I N A L A T E R M S
Issuer:	Citigroup Funding Inc.
Guarantee:
Any payments due on the Single Observation ELKS are fully and unconditionally guaranteed by Citigroup Inc., Citigroup Funding Inc.’s parent company; however, you may receive an amount at maturity that is less than the stated principal amount of the Single Observation ELKS and possibly zero.

Aggregate principal amount:	$8,320,000
Stated principal amount:	$10 per Single Observation ELKS
Issue price:	$10 per Single Observation ELKS
Maturity date:	May 23, 2012
Payment at maturity:
For each $10 Single Observation ELKS: (1) a fixed number of shares of the underlying equity equal to the equity ratio (or, if you exercise your cash election right, the cash value of those shares based on the closing price of the underlying equity on the valuation date) if the closing price of the underlying equity on the valuation date is less than or equal to the downside threshold closing price; or (2) $10 in cash.

If you wish to exercise your cash election right, you must do so no later than five business days prior to the maturity date.  Because the valuation date will occur after the deadline for exercising your cash election right, any exercise of your cash election right must be made without the knowledge of whether, in the absence of the election, you would receive shares or $10 in cash for each Single Observation ELKS on the maturity date.

Equity ratio:	0.99108, the stated principal amount divided by the initial equity price, subject to antidilution adjustments for certain corporate events
Downside threshold closing price:	$8.072 (80% of the initial equity price)
Initial equity price:	$10.09, the closing price of the underlying equity on the pricing date
Valuation date:	May 18, 2012, subject to postponement for non-trading days and certain market disruption events
Coupon:	12.00% per annum (approximately 5.83% for the term of the Single Observation ELKS), paid monthly and computed on the basis of a 360-day year of twelve 30-day months.
Underlying equity:	The common stock of Ford Motor Company (NYSE symbol: “F”)
Pricing date:	November 22, 2011
Issue date:	November 28, 2011
Listing:	The Single Observation ELKS will not be listed on any securities exchange.
CUSIP number:	17317U519
ISIN:	US17317U5193
Underwriter:	Citigroup Global Markets Inc., an affiliate of the issuer, acting as principal. See “Supplemental information regarding plan of distribution; conflicts of interest” in this pricing supplement.
Underwriting fee and issue price:	Price to public(1)	Underwriting fee(1)(2)	Proceeds to issuer(3)
Per Single Observation ELKS	$10.00	$0.15	$9.85
Total	$8,320,000	$124,800	$8,195,200
(1) The actual public offering price, underwriting fee and related selling concession for a particular investor may be reduced for volume purchase discounts depending on the aggregate amount of Single Observation ELKS purchased by that investor. The lowest price payable by an investor is $9.95 per Single Observation ELKS. You should refer to “Syndicate Information” in this pricing supplement for more information.

(2) Citigroup Global Markets Inc., an affiliate of Citigroup Funding Inc. and the underwriter of the sale of the Single Observation ELKS, will receive an underwriting fee of up to $0.15 for each $10 Single Observation ELKS sold in this offering.  Selected dealers, including Morgan Stanley Smith Barney LLC (an affiliate of Citigroup Global Markets Inc.), and their financial advisors will collectively receive from Citigroup Global Markets Inc. a fixed selling concession of $0.15 for each Single Observation ELKS they sell, while selected dealers not affiliated with Citigroup Global Markets Inc. will receive a selling concession of up to $0.15 for each Single Observation ELKS they sell. Certain other broker-dealers affiliated with Citigroup Global Markets Inc., including Citi International Financial Services, Citigroup Global Markets Singapore Pte. Ltd. and Citigroup Global Markets Asia Limited, will receive a concession, and Financial Advisors employed by Citigroup Global Markets Inc. will receive a fixed sales commission, of $0.15 for each Single Observation ELKS they sell. The total underwriting fee shown above gives effect to the actual amount of this variable selling concession.  Additionally, it is possible that Citigroup Global Markets Inc. and its affiliates may profit from expected hedging activity related to this offering, even if the value of the Single Observation ELKS declines.  You should refer to “Risk Factors,” “Fact Sheet—Fees and selling concessions” “ and “Fact Sheet—Supplemental information regarding plan of distribution; conflicts of interest” in this pricing supplement for more information.

(3) The per Single Observation ELKS proceeds to Citigroup Funding Inc. indicated above represent the minimum per Single Observation ELKS proceeds to Citigroup Funding Inc. for any Single Observation ELKS, assuming the maximum per Single Observation ELKS underwriting fee of $0.15. As noted in footnote (2), the underwriting fee is variable. The actual total proceeds to Citigroup Funding Inc. shown above gives effect to the actual amount of this variable underwriting fee.

Investing in the Single Observation ELKS involves a number of risks. See “Risk Factors” on page 13.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Single Observation ELKS or determined that this pricing supplement and the related ELKS product supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense

YOU SHOULD READ THIS DOCUMENT TOGETHER WITH THE RELATED ELKS PRODUCT SUPPLEMENT, PROSPECTUS SUPPLEMENT AND PROSPECTUS, EACH OF WHICH CAN BE ACCESSED VIA THE HYPERLINKS BELOW.

ELKS Product Supplement filed on May 12, 2011:
http://www.sec.gov/Archives/edgar/data/831001/000119312511137494/d424b2.htm
Prospectus Supplement and Prospectus filed on May 12, 2011:
http://www.sec.gov/Archives/edgar/data/831001/000095012311049309/y91273b2e424b2.htm

THE SINGLE OBSERVATION ELKS ARE NOT BANK DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY, NOR ARE THEY OBLIGATIONS OF, OR GUARANTEED BY, A BANK.

Citigroup Funding Inc.

832,000 Single Observation ELKS Based on the Common Stock of Ford Motor Company Due May 23, 2012
Single Observation Equity LinKed Securities (“Single Observation ELKS®”)

Investment Overview
Single Observation ELKS Equity LinKed Securities
Single Observation ELKS pay a periodic, above-market, fixed-rate coupon, on a per annum basis, in exchange for the risk that investors receive shares of the underlying equity (or the cash value of the shares) worth less than the stated principal amount at maturity. At maturity, the Single Observation ELKS will pay either (i) if the closing price of the underlying equity on the valuation date is less than or equal to the downside threshold closing price, a number of shares of the underlying equity equal to the equity ratio (or, at your option, the cash value of those shares based on the closing price of the underlying equity on the valuation date), which will be worth less than the stated principal amount of the Single Observation ELKS, or (ii) an amount of cash equal to the stated principal amount of the Single Observation ELKS.  The payment at maturity may be less than the stated principal amount of the Single Observation ELKS.  The Single Observation ELKS offer no potential for participation in any appreciation of the underlying equity from the pricing date to the valuation date. The value of any underlying equity delivered at maturity per Single Observation ELKS, and accordingly its cash value, will be less than the stated principal amount of the Single Observation ELKS and could be zero.

The Single Observation ELKS differ from ordinary ELKS in that the determination of whether the closing price of the underlying equity falls to or below the downside threshold closing price is made only on the valuation date and not on every trading day from the pricing date to the valuation date as described in the accompanying ELKS product supplement.  As a result, under no circumstance will you be able to participate in any increase in the closing price of the underlying equity prior to or on the valuation date.  You should not invest in the Single Observation ELKS if you seek to participate in any positive performance of the underlying equity.

Underlying Equity Overview
Ford Motor Company
Ford Motor Company (“Ford”) designs, manufactures and services cars and trucks. Ford also provides vehicle-related financing, leasing and insurance through its subsidiary. Its SEC file number is 001-03950.

Information as of market close on November 22, 2011:

Bloomberg Ticker Symbol:	F UN
Current Stock Closing Price:	$10.09
Current Dividend Yield:	0.00%
Closing Price 52 Weeks ago (on November 22, 2010):	$16.20
52 Week High Closing Price (on January 27, 2011):	$18.79
52 Week Low Closing Price (on October 3, 2011):	$9.37

The underlying equity is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by the issuer of the underlying equity pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to the Securities and Exchange Commission file number 001-03950 through the Securities and Exchange Commission’s website at http://www.sec.gov. In addition, information regarding the issuer of the underlying equity may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. For additional information, please see “Information about the Underlying Equity” in this pricing supplement.

None of Citigroup Funding Inc., Citigroup Inc. or Citigroup Global Markets Inc. has participated in the preparation of Ford’s publicly available documents and has not made any due diligence investigation or inquiry of Ford in connection with the offering of the Single Observation ELKS. We make no representation that the publicly available information about Ford is accurate or complete. The Single Observation ELKS represent obligations of Citigroup Funding Inc. only. Ford is not involved in any way in this offering and has no obligation relating to the Single Observation ELKS or to holders of the Single Observation ELKS.

November 2011	Page 2

Citigroup Funding Inc.

832,000 Single Observation ELKS Based on the Common Stock of Ford Motor Company Due May 23, 2012
Single Observation Equity LinKed Securities (“Single Observation ELKS®”)

Key Investment Information

The Single Observation ELKS offer a short-term income oriented strategy linked to the underlying equity.

■	A coupon per annum that is higher than the current dividend yield on the underlying equity.
■	No potential to participate in any appreciation of the underlying equity from the pricing date to the valuation date.
■	Payment at maturity may be less than the stated principal amount of the Single Observation ELKS.

The Single Observation ELKS pay an above-market coupon and offer contingent protection against a decline in the underlying equity in exchange for the risk that you receive shares (or the cash value of the shares) of the underlying equity worth less than the stated principal amount at maturity. If the closing price of the underlying equity on the valuation date is less than or equal to the downside threshold closing price, the amount you receive at maturity will be less than the stated principal amount of your initial investment in the Single Observation ELKS and could be zero. Your payment at maturity may be less than the stated principal amount of your investment in the Single Observation ELKS. The Single Observation ELKS offer no potential for participation in any appreciation of the underlying equity from the pricing date to the valuation date.

Enhanced Yield
■         A monthly coupon, with a per annum rate that is higher than the current dividend yield on the underlying equity.
■         The monthly coupon will be paid regardless of the performance of the underlying equity.

Best Case Scenario
■          If the closing price of the underlying equity on the valuation date is greater than the downside threshold closing price, the Single Observation ELKS will redeem at maturity for the stated principal amount, resulting in a total return on a per annum basis equal to the coupon. You will not participate in any appreciation in the underlying equity, even if the closing price of the underlying equity on the valuation date is above the initial equity price.  In this best case scenario, the Single Observation ELKS will have underperformed a direct investment in the underlying equity on a per annum basis if the underlying equity has increased from the pricing date to the valuation date by an amount greater than the difference between the coupon and any dividends paid on the underlying equity and will have outperformed a direct investment in the underlying equity in all other circumstances.

Worst Case Scenario
■          If the closing price of the underlying equity on the valuation date is less than or equal to the downside threshold closing price, the Single Observation ELKS will redeem for a number of shares of the underlying equity (or, at your option, the cash value of those shares based on the closing price of the underlying equity on the valuation date) worth substantially less than the stated principal amount and that may be worth zero. In this worst case scenario, the Single Observation ELKS will have outperformed the underlying equity on a per annum basis by the difference between the coupon and any dividends paid on the underlying equity, but you will still receive a payment at maturity with a value less than the stated principal amount of each Single Observation ELKS.

Summary of Selected Key Risks (see page 13)

■	No guaranteed return of principal.

■	The Single Observation ELKS differ from ordinary ELKS and will not provide investors with any appreciation in the underlying equity.

■
The Single Observation ELKS are subject to the credit risk of Citigroup Inc., Citigroup Funding Inc.’s parent company and the guarantor of any payments due on the Single Observation ELKS, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the Single Observation ELKS.

■
The return on your investment in the Single Observation ELKS may be less than the amount that would be paid on conventional debt securities issued by us (and guaranteed by Citigroup Inc.) with similar maturities.

■	Secondary trading may be limited, and the inclusion of underwriting fees and projected profit from hedging in the issue price is likely to adversely affect secondary market prices.

■	The U.S. federal income tax consequences of an investment in the Single Observation ELKS are unclear.

■	The market price of the underlying equity is influenced by many unpredictable factors.

■
The volatility of the price of the underlying equity may result in your receiving an amount at maturity that is less than the stated principal amount of the Single Observation ELKS and that could be zero.

■	Investors in the Single Observation ELKS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying equity.

■	The calculation agent, which is an affiliate of the issuer, will make determinations with respect to the Single Observation ELKS.

November 2011	Page 3

Citigroup Funding Inc.

832,000 Single Observation ELKS Based on the Common Stock of Ford Motor Company Due May 23, 2012
Single Observation Equity LinKed Securities (“Single Observation ELKS®”)

■
Citigroup Investment Research or other affiliates of Citigroup Funding Inc. may publish research reports or commentary that may influence the price of Ford common stock and, therefore, the value of the Single Observation ELKS.

■	Citigroup Funding Inc. or its affiliates may engage in business with or involving the underlying equity issuer without regard to your interests.

■
The amount you receive at maturity may be reduced because the antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the underlying equity.

November 2011	Page 4

Fact Sheet

The Single Observation ELKS offered are senior unsecured obligations of Citigroup Funding Inc. (“Citigroup Funding”), will pay a coupon at the interest rate per annum specified below and will be subject to the terms described in the accompanying ELKS product supplement, the prospectus supplement and prospectus, as supplemented or modified by this pricing supplement. At maturity the Single Observation ELKS will pay either (1) a fixed number of shares of the underlying equity equal to the equity ratio (or, if you exercise your cash election right, the cash value of those shares based on the closing price of the underlying equity on the valuation date) if the closing price of the underlying equity on the valuation date is less than or equal to the downside threshold closing price, or (2) $10 in cash. The Single Observation ELKS do not guarantee any return of principal at maturity. The Single Observation ELKS are senior notes issued as part of Citigroup Funding’s Series D Medium-Term Notes program. All payments on the Single Observation ELKS are subject to the credit risk of Citigroup Inc., Citigroup Funding’s parent company and the guarantor of any payments due on the Single Observation ELKS. “ELKS” is a registered service mark of Citigroup Global Markets Inc. (“Citigroup Global Markets”).

The Single Observation ELKS differ from ordinary ELKS described in the accompanying ELKS product supplement in that the determination of whether the closing price of the underlying equity falls to or below the downside threshold closing price is made only once—on the valuation date—and is not made on every trading day from the pricing date to the valuation date.  As a result, under no circumstance will you be able to participate in any increase in the closing price of the underlying equity prior to or on the valuation date.  You should not invest in the Single Observation ELKS if you seek to participate in any positive performance of the underlying equity.  For purposes of the Single Observation ELKS, all references in the accompanying ELKS product supplement to a determination of the payment at maturity based on the closing price of the underlying equity on any day other than the valuation date will be deemed to refer instead to the closing price of the underlying equity on the valuation date (as postponed, if applicable).

Expected Key Dates:
Pricing Date:	Issue Date:	Maturity Date:
November 22, 2011	November 28, 2011	May 23, 2012
Key Terms:
Issuer:	Citigroup Funding Inc.
Guarantee:
Any payments due on the Single Observation ELKS are fully and unconditionally guaranteed by Citigroup Inc., Citigroup Funding’s parent company; however, you may receive an amount at maturity that is less than the stated principal amount of the Single Observation ELKS and possibly zero.

Principal Due at Maturity :	Payment at maturity may be less than the stated principal amount of the Single Observation ELKS and possibly zero.
Aggregate principal amount:	$8,320,000
Stated principal amount:	$10 per Single Observation ELKS
Issue price:	$10 per Single Observation ELKS
Denominations:	$10 and integral multiples thereof
Payment at maturity:
Either: (1) a fixed number of shares of the underlying equity equal to the equity ratio (or, if you exercise your cash election right, the cash value of those shares based on the closing price of the underlying equity on the valuation date) if the closing price of the underlying equity on the valuation date is less than or equal to the downside threshold closing price; or (2) $10 in cash.

Cash election right:
You may elect to receive from Citigroup Funding, for each Single Observation ELKS you hold on the maturity date, the cash value of the shares of the underlying equity, determined as of the valuation date, you would otherwise be entitled to at maturity. If you elect to exercise the cash election right you must provide timely notice of your election to your broker so that your broker can provide notice of your election to the trustee and the paying agent for the Single Observation ELKS no sooner than 20 business days before the maturity date and no later than 5 business days before the maturity date.  Because the valuation date will occur after the deadline for exercising your cash election right, any exercise of your cash election right must be made without the knowledge of whether, in the absence of the election, you would receive shares or $10 in cash for each Single Observation ELKS on the maturity date.  You should refer to the section “Description of the ELKS—Determination of the Amount to be Received at Maturity” in the accompanying ELKS product supplement for more information about the cash election right.

Equity ratio:	0.99108, the number of shares of the underlying equity per Single Observation ELKS and which is equal to $10 divided by the initial equity price.
Downside threshold closing price:	$8.072 (80% of the initial equity price)
Valuation date:	May 18, 2012. If the valuation date is not a trading day, the valuation date may be

November 2011	Page 5

Citigroup Funding Inc.

832,000 Single Observation ELKS Based on the Common Stock of Ford Motor Company Due May 23, 2012
Single Observation Equity LinKed Securities (“Single Observation ELKS®”)

postponed by the calculation agent, but not past the trading day immediately preceding the maturity date. In addition, if a market disruption event occurs on the valuation date, the calculation agent may postpone the valuation date as described below under “General Information—Closing price.”
Coupon:	12.00% per annum (approximately 5.83% for the term of the Single Observation ELKS), paid monthly and computed on the basis of a 360-day year of twelve 30-day months.
Coupon payment date:
The 23rd day of each month, beginning on December 23, 2011 and ending on the maturity date.
Any coupon payment on a Single Observation ELKS required to be made on a date, including the stated maturity date, that is not a business day need not be made on that date. A payment may be made on the next succeeding business day with the same force and effect as if made on the specified date. No additional interest will accrue as a result of delayed payment. The coupon payments will be payable to the persons in whose names the Single Observation ELKS are registered at the close of business on the third business day preceding the relevant coupon payment date (each a “regular record date”).

Underlying equity:	The common stock of Ford Motor Company (NYSE symbol: “F”)
Initial equity price:	$10.09, the closing price of the underlying equity on the pricing date
Risk factors:	Please see “Risk Factors” beginning on page 13.

General Information
Listing:	The Single Observation ELKS will not be listed on any securities exchange.
CUSIP:	17317U519
ISIN:	US17317U5193
Tax considerations:	See “United States Federal Tax Considerations” below for a description of the U.S. federal tax consequences of investing in the Single Observation ELKS.
Closing price:
The following replaces the definition of “closing price” in the accompanying ELKS product supplement in its entirety:

The “closing price” of the underlying equity or any other capital stock (as described under “Description of the ELKS—Dilution Adjustments” in the accompanying ELKS product supplement) on any date of determination will be (1) if the security is listed on a national securities exchange on that date of determination, the closing sale price of the principal trading session on that date on the principal national securities exchange on which the security is listed or admitted to trading, and (2) if the security is not listed on a national securities exchange on that date of determination, or if the closing sale price on such exchange is not obtainable (even if the security is listed or admitted to trading on such exchange), the last quoted bid price for the security on the over-the-counter market on that date as reported on the OTC Bulletin Board, the National Quotation Bureau or a similar organization. The determination of the closing price on the scheduled valuation date by the calculation agent in the event of a market disruption event may be deferred by the calculation agent for up to two consecutive trading days on which a market disruption event is occurring, but not past the trading day immediately preceding the maturity date. If on the scheduled valuation date no closing sale price is available pursuant to clauses (1) or (2) above or if there is a market disruption event, the closing price on the valuation date, unless deferred by the calculation agent as described in the preceding sentence, will be the arithmetic mean, as determined by the calculation agent, of the bid prices of the security obtained from as many dealers in such security (which may include Citigroup Global Markets or any of our other affiliates or subsidiaries), but not exceeding three such dealers, as will make such bid prices available to the calculation agent. The term “OTC Bulletin Board” will include any successor to such service.

Trustee:	The Bank of New York Mellon (as successor trustee under an indenture dated June 1, 2005)
Calculation agent:	Citigroup Global Markets Inc.
Use of proceeds and hedging:
The net proceeds we receive from the sale of the Single Observation ELKS will be used for general corporate purposes and, in part, in connection with hedging our obligations under the Single Observation ELKS through one or more of our affiliates.

On, or prior to, the pricing date, we, through our affiliates or others, hedged our anticipated exposure in connection with the Single Observation ELKS by taking positions in the underlying equity, in options contracts on the underlying equity listed on major securities markets, or positions in any other available securities or instruments that we may wish to use in connection with such hedging. Such purchase activity could have

November 2011	Page 6

Citigroup Funding Inc.

832,000 Single Observation ELKS Based on the Common Stock of Ford Motor Company Due May 23, 2012
Single Observation Equity LinKed Securities (“Single Observation ELKS®”)

increased the price of the underlying equity, and, accordingly, potentially increased the initial equity price and the downside threshold closing price of the Single Observation ELKS, and, therefore, the price above which the underlying equity must close on the valuation date before you would receive for each Single Observation ELKS at maturity an amount of cash equal to the stated principal amount of the Single Observation ELKS. For further information on our use of proceeds and hedging, see “Can You Tell Me More About the Effect of Citigroup Funding’s Hedging Activity?” in the accompanying ELKS product supplement.
ERISA and IRA purchase
considerations:
Employee benefit plans subject to ERISA, entities the assets of which are deemed to constitute the assets of such plans, governmental or other plans subject to laws substantially similar to ERISA and retirement accounts (including Keogh, SEP and SIMPLE plans, individual retirement accounts and individual retirement annuities) are permitted to purchase the Single Observation ELKS as long as either (A) (1) no Citigroup Global Markets affiliate, employee or affiliate’s employee is a fiduciary to such plan or retirement account that has or exercises any discretionary authority or control with respect to the assets of such plan or retirement account used to purchase the Single Observation ELKS or renders investment advice with respect to those assets, and (2) such plan or retirement account is paying no more than adequate consideration for the Single Observation ELKS or (B) its acquisition and holding of the Single Observation ELKS is not prohibited by any such provisions or laws or is exempt from any such prohibition.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the Single Observation ELKS if the account, plan or annuity is for the benefit of an employee of Citigroup Global Markets or Morgan Stanley Smith Barney LLC or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of Single Observation ELKS by the account, plan or annuity.

You should refer to the section “ERISA Matters” in the accompanying ELKS product supplement for more information.

Fees and selling concessions:
Citigroup Global Markets, an affiliate of Citigroup Funding and the underwriter of the sale of the Single Observation ELKS, will receive an underwriting fee of up to $0.15 for each $10 Single Observation ELKS sold in this offering.  Selected dealers, including Morgan Stanley Smith Barney LLC (an affiliate of Citigroup Global Markets), and their financial advisors will collectively receive from Citigroup Global Markets a fixed selling concession of $0.15 for each Single Observation ELKS they sell, while selected dealers not affiliated with Citigroup Global Markets will receive a selling concession of up to $0.15 for each Single Observation ELKS they sell. Certain other broker-dealers affiliated with Citigroup Global Markets, including Citi International Financial Services, Citigroup Global Markets Singapore Pte. Ltd. and Citigroup Global Markets Asia Limited, will receive a concession, and Financial Advisors employed by Citigroup Global Markets will receive a fixed sales commission, of $0.15 for each Single Observation ELKS they sell. The underwriting fee and selling concessions payable in connection with sales of the Single Observation ELKS may be reduced for volume purchase discounts in accordance with the chart in “Syndicate Information” below.

Additionally, it is possible that Citigroup Global Markets and its affiliates may profit  from expected hedging activity related to this offering, even if the value of the Single Observation ELKS declines. You should refer to “Risk Factors” below and “Risk Factors Relating to the ELKS” and “Plan of Distribution; Conflicts of Interest” in the accompanying ELKS product supplement for more information.

Selling concessions allowed to dealers in connection with the offering may be reclaimed by the underwriter, if, within 30 days of the offering, the underwriter repurchases the Single Observation ELKS distributed by such dealers.

Supplemental information regarding plan of distribution; conflicts of interest:
Citigroup Global Markets is an affiliate of Citigroup Funding. Accordingly, the offering of the Single Observation ELKS will conform to the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121 of the Conduct Rules of the Financial Industry Regulatory Authority, Inc. Client accounts over which Citigroup Inc., its subsidiaries or affiliates of its subsidiaries have investment discretion are NOT permitted to purchase the Single Observation ELKS, either directly or indirectly, without the prior written consent of the client.

November 2011	Page 7

Citigroup Funding Inc.

832,000 Single Observation ELKS Based on the Common Stock of Ford Motor Company Due May 23, 2012
Single Observation Equity LinKed Securities (“Single Observation ELKS®”)

The terms and conditions set forth in the Amended and Restated Global Selling Agency Agreement dated August 26, 2011 among Citigroup Funding Inc., Citigroup Inc. and the agents named therein, including Citigroup Global Markets, govern the sale and purchase of the Single Observation ELKS.

Brazil
The Single Observation ELKS have not been and will not be registered with the Comissão de Valores Mobiliários (The Brazilian Securities Commission) and may not be offered or sold in the Federative Republic of Brazil except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

Mexico
Pursuant to the Mexican Securities Market Law, the Single Observation ELKS have not been, and will not be, registered with the Mexican National Registry of Securities and may not be offered or sold publicly in the United Mexican States.

Uruguay
In Uruguay, the Single Observation ELKS are being placed relying on a private placement (“oferta privada”) pursuant to section 2 of law 16,749. The Single Observation ELKS are not and will not be registered with the Central Bank of Uruguay to be publicly offered in Uruguay. The Single Observation ELKS do not qualify as an investment fund regulated by Uruguayan law 16,774, as amended.

Peru
The information contained in this pricing supplement has not been reviewed by the Comisión Nacional Supervisora de Empresas y Valores (Peru's National Corporations and Securities Supervisory Commission or CONASEV). Neither the Regulations for Initial Offers and Sale of Securities (CONASEV Resolution 141-98-EF/94.10) nor the obligations regarding the information applicable to securities registered with the Registro Público del Mercado de Valores (Peruvian Stock Market Public Registry) apply to this private offering.

Bolivia
The offshore Single Observation ELKS are not governed by Bolivian legislation nor are they registered with or regulated by the Bolivian regulatory authorities.

WARNING TO INVESTORS IN HONG KONG ONLY: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. Investors are advised to exercise caution in relation to the offer. If Investors are in any doubt about any of the contents of this document, they should obtain independent professional advice.

This offer is not being made in Hong Kong, by means of any document, other than (1) to persons whose ordinary business it is to buy or sell shares or debentures (whether as principal or agent); (2) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO; or (3) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (the “CO”) or which do not constitute an offer to the public within the meaning of the CO.

There is no advertisement, invitation or document relating to the Single Observation ELKS, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Single Observation ELKS which are or are intended to be disposed of only to persons outside Hong Kong or only to the persons or in the circumstances described in the preceding paragraph.

WARNING TO INVESTORS IN SINGAPORE ONLY: This document has not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of the Singapore Statutes (the Securities and Futures Act). Accordingly, neither this document nor any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Single Observation

November 2011	Page 8

Citigroup Funding Inc.

832,000 Single Observation ELKS Based on the Common Stock of Ford Motor Company Due May 23, 2012
Single Observation Equity LinKed Securities (“Single Observation ELKS®”)

ELKS may be circulated or distributed, nor may the Single Observation ELKS be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than in circumstances where the registration of a prospectus is not required and thus only (1) to an institutional investor or other person falling within section 274 of the Securities and Futures Act, (2) to a relevant person (as defined in section 275 of the Securities and Futures Act) or to any person pursuant to section 275(1A) of the Securities and Futures Act and in accordance with the conditions specified in section 275 of that Act, or (3) pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act. No person receiving a copy of this document may treat the same as constituting any invitation to him/her, unless in the relevant territory such an invitation could be lawfully made to him/her without compliance with any registration or other legal requirements or where such registration or other legal requirements have been complied with. Each of the following relevant persons specified in Section 275 of the Securities and Futures Act who has subscribed for or purchased the Single Observation ELKS, namely a person who is:

(a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, or

(b) a trust (other than a trust the trustee of which is an accredited investor) whose sole purpose is to hold investments and of which each beneficiary is an individual who is an accredited investor, should note that securities of that corporation or the beneficiaries’ rights and interest in that trust may not be transferred for 6 months after that corporation or that trust has acquired the Single Observation ELKS under Section 275 of the Securities and Futures Act pursuant to an offer made in reliance on an exemption under Section 275 of the Securities and Futures Act unless:

(i) the transfer is made only to institutional investors, or relevant persons as defined in Section 275(2) of that Act, or arises from an offer referred to in Section 275(1A) of that Act (in the case of a corporation) or in accordance with Section 276(4)(i)(B) of that Act (in the case of a trust);

(ii) no consideration is or will be given for the transfer; or

(iii) the transfer is by operation of law.

Contact:
Morgan Stanley Smith Barney clients may contact their local Morgan Stanley Smith Barney branch office or its principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Citi Structured Investment Sales at (212) 723-7005.

Syndicate Information
The actual public offering price, the underwriting fee received by Citigroup Global Markets and the selling concession granted to selected dealers per Single Observation ELKS may be reduced for volume purchase discounts depending on the aggregate amount of Single Observation ELKS purchased by a particular investor according to the following chart.  Sales commissions received by financial advisors will be subject to commensurate reduction.

Syndicate Information

Aggregate Principal Amount of Single Observation ELKS for Any Single Investor	Price to Public per Single Observation ELKS	Underwriting Fee per Single Observation ELKS	Concession per Single Observation ELKS
<$1,000,000	$10.000	up to $0.1500	up to $0.1500
>= $1,000,000 and <$3,000,000	$9.9750	up to $0.1250	up to $0.1250
>=$3,000,000 and <$5,000,000	$9.9625	up to $0.1125	up to $0.1125
>=$5,000,000	$9.9500	up to $0.1000	up to $0.1000

Selling concessions allowed to dealers in connection with the offering may be reclaimed by the underwriter, if, within 30 days of the offering, the underwriter repurchases the Single Observation ELKS distributed by such dealers.

November 2011	Page 9

Citigroup Funding Inc.

832,000 Single Observation ELKS Based on the Common Stock of Ford Motor Company Due May 23, 2012
Single Observation Equity LinKed Securities (“Single Observation ELKS®”)

This pricing supplement represents a summary of the terms and conditions of the Single Observation ELKS. We encourage you to read the accompanying ELKS product supplement, prospectus supplement and prospectus related to this offering, which can be accessed via the hyperlinks on the front page of this document, in connection with your investment in the Single Observation ELKS.

November 2011	Page 10

Citigroup Funding Inc.

832,000 Single Observation ELKS Based on the Common Stock of Ford Motor Company Due May 23, 2012
Single Observation Equity LinKed Securities (“Single Observation ELKS®”)

How Single Observation ELKS Work

The following payment scenarios illustrate the potential payments on the Single Observation ELKS at maturity.

Payment Scenario 1
The closing price of the underlying equity on the valuation date is greater than the downside threshold closing price, and you receive the monthly coupon at maturity with a full return of principal at maturity. You will not participate in any appreciation of the underlying equity, even if the closing price of the underlying equity on the valuation date is above the initial equity price.

Payment Scenario 2
The closing price of the underlying equity on the valuation date is less than or equal to the downside threshold closing price, and, at maturity, the Single Observation ELKS redeem for shares of the underlying equity (or, at your option, the cash value of those shares based on the closing price of the underlying equity on the valuation date). If you do not elect to receive cash, you will be deemed to have (1) instructed Citigroup Funding to pay the cash value of the number of underlying shares equal to the equity ratio to the stock delivery agent, and (2) instructed the stock delivery agent to purchase for you underlying shares based on its closing price on the valuation date. Citigroup Global Markets has agreed to act as stock delivery agent for the Single Observation ELKS.

If you wish to exercise your cash election right, you must do so no later than five business days prior to the maturity date.  Because the valuation date will occur after the deadline for exercising your cash election right, any exercise of your cash election right must be made without the knowledge of whether, in the absence of the election, you would receive shares or $10 in cash for each Single Observation ELKS on the maturity date.  If you do not wish to receive shares of the underlying equity under any circumstances, you should provide notice of your cash election to your broker. You should provide this notice even if you expect that the closing price of the underlying equity on the valuation date will be greater than the downside threshold closing price.

The value of the shares on the maturity date (or on the valuation date if you elect to receive the cash value of the equity ratio) will be less than the stated principal amount of the Single Observation ELKS. You will receive the monthly coupon at maturity in any event.

Hypothetical Payments on the Single Observation ELKS

The following examples illustrate the payment at maturity on the Single Observation ELKS, assuming a 6-month term, for a range of hypothetical closing prices for the underlying equity on the valuation date.

The hypothetical examples are based on the following values and assumptions in order to illustrate how Single Observation ELKS work:

Stated principal amount (per Single Observation ELKS):	$10.00
Initial equity price:	$10.09 (the closing price of one share of the underlying equity on the pricing date)
Equity ratio:	0.99108 (the $10.00 stated principal amount per Single Observation ELKS divided by the initial equity price)
Downside threshold closing price:	$8.072 (80% of the initial equity price)
Coupon per annum:	12.00%
Annualized dividend yield:	0.00%
Maturity Date:	6 months after the issue date

The following hypothetical examples assume that the closing price of the underlying equity on the valuation date is the same as the closing price of the underlying equity on the maturity date:

Hypothetical underlying equity closing price on valuation date	Value of shares of the underlying equity or cash delivery amount at maturity per Single Observation ELKS	Total monthly coupon payments per Single Observation ELKS	Value of total payment per Single Observation ELKS	Total return of the underlying equity*	Total return of Single Observation ELKS
$0.00	$0.00	$0.60	$0.60	-100.00%	-94.00%
$7.06	$7.00	$0.60	$7.60	-30.00%	-24.00%
$8.07	$8.00	$0.60	$8.60	-20.00%	-14.00%
$8.08	$10.00	$0.60	$10.60	-19.90%	6.00%
$9.08	$10.00	$0.60	$10.60	-10.00%	6.00%
$10.09	$10.00	$0.60	$10.60	0.00%	6.00%
$12.61	$10.00	$0.60	$10.60	25.00%	6.00%
$15.14	$10.00	$0.60	$10.60	50.00%	6.00%
$17.66	$10.00	$0.60	$10.60	75.00%	6.00%
$20.18	$10.00	$0.60	$10.60	100.00%	6.00%

* Assumes dividends not compounded and not reinvested.

November 2011	Page 11

Citigroup Funding Inc.

832,000 Single Observation ELKS Based on the Common Stock of Ford Motor Company Due May 23, 2012
Single Observation Equity LinKed Securities (“Single Observation ELKS®”)

The above table does not illustrate the complete range of possible payouts at maturity. The examples of the hypothetical payout calculations above are intended to illustrate how the amount payable to you at maturity will depend on whether the closing price of the underlying equity on the valuation date is less than or equal to the downside threshold closing price.

November 2011	Page 12

Citigroup Funding Inc.

832,000 Single Observation ELKS Based on the Common Stock of Ford Motor Company Due May 23, 2012
Single Observation Equity LinKed Securities (“Single Observation ELKS®”)

Risk Factors

The Single Observation ELKS offered by this pricing supplement are financial instruments that are suitable only for investors who are capable of understanding the complexities and risks specific to the Single Observation ELKS. Accordingly, investors should consult their own financial and legal advisers as to the risks entailed by an investment in the Single Observation ELKS and the suitability of the Single Observation ELKS in light of an investor’s particular circumstances.

The following is a non-exhaustive list of certain key risk factors for investors in the Single Observation ELKS. For a complete list of risk factors, you should read “Risk Factors Relating to the ELKS” in the accompanying ELKS product supplement and “Risk Factors” in the related prospectus supplement.

Structure Specific Risk Factors

■
You may not receive a return of principal. The payment to investors at maturity will either be (1) a fixed number of shares of the underlying equity equal to the equity ratio (or, if you exercise your cash election right, the cash value of those shares based on the closing price of the underlying equity on the valuation date) if the closing price of the underlying equity on the valuation date is less than or equal to the downside threshold closing price, or (2) $10 in cash. If, at maturity, investors receive shares of the underlying equity, or the cash value of those shares based on the closing price of the underlying equity on the valuation date, in exchange for the Single Observation ELKS, the value of those shares or the cash will be less than the stated principal amount of the Single Observation ELKS and could be zero. See “How Single Observation ELKS Work.”

■
Unlike ordinary ELKS, the Single Observation ELKS offer no appreciation opportunity. The Single Observation ELKS differ from ordinary ELKS in that the determination of whether the closing price of the underlying equity falls to or below the downside threshold closing price is made only on the valuation date and not on every trading day from the pricing date to the valuation date as described in the accompanying ELKS product supplement.  As a result, under no circumstance will you be able to participate in any increase in the closing price of the underlying equity prior to the valuation date.  You should not invest in the Single Observation ELKS if you seek to participate in any positive performance of the underlying equity.   The return on the Single Observation ELKS will be limited to the coupon payable on the Single Observation ELKS.  This return may be less than the return on a similar security that allows you to participate in the appreciation of the price of the underlying equity, or on a direct investment in the underlying equity.

■
Market price influenced by many unpredictable factors. Several factors will influence the value of the Single Observation ELKS in the secondary market. Although the issuer expects that generally the closing prices of the underlying equity on any day will affect the value of the Single Observation ELKS more than any other single factor, other factors that may influence the value of the Single Observation ELKS include: the volatility and dividend rate on the underlying equity, geopolitical conditions and economic, financial, political, regulatory or judicial events, interest and yield rates in the market, the time remaining to the maturity of the Single Observation ELKS, any actual or anticipated changes in the credit ratings or credit spreads of Citigroup Inc., and the occurrence of certain events affecting the underlying equity that may or may not require an adjustment to the equity ratio.

■
Volatility of the price of the underlying equity. Volatility is the term used to describe the size and frequency of market fluctuations in the price of the underlying equity. Because the amount of your return on the Single Observation ELKS at maturity, if any, depends upon the closing price of the underlying equity on the valuation date and may be based on the closing price of the underlying equity at maturity, the volatility of the price of the underlying equity may result in your receiving an amount at maturity that is less than the stated principal amount of the Single Observation ELKS and that could be zero. The underlying equity has experienced significant volatility in the recent past.  See “Information About the Underlying Equity—Historical Information” and “—Ford Motor Company Common Stock Closing Prices January 3, 2006 to November 22, 2011” in this pricing supplement for more information on the historical prices of shares of the underlying equity.

■
The Single Observation ELKS are subject to the credit risk of Citigroup Inc. and any actual or anticipated changes in its credit ratings or credit spreads may adversely affect the market value of the Single Observation ELKS. Investors are dependent on the ability of Citigroup Inc., Citigroup Funding’s parent company and the guarantor of any payments due on the Single Observation ELKS, to pay all amounts due on the Single Observation ELKS on interest payment dates and at maturity, and, therefore, investors are subject to the credit risk  of Citigroup Inc. and to changes in the market’s view of Citigroup Inc.’s creditworthiness. Any decline, or anticipated decline, in Citigroup Inc.’s credit ratings or increase, or anticipated increase, in the credit spreads charged by the market for taking Citigroup Inc.’s credit risk is likely to adversely affect the market value of the Single Observation ELKS.

■
Potential for a lower comparative yield. If the closing price of the underlying equity on the valuation date is less than or equal to the downside threshold closing price, the effective yield on the Single Observation ELKS will be less than that which would be payable on a conventional fixed-rate debt security of Citigroup Funding (guaranteed by Citigroup Inc.) with a comparable maturity.

■
We may engage in business with or involving the underlying equity issuer without regard to your interests. We or our affiliates may presently or from time to time engage in business with the underlying equity issuer without regard to your interests, including extending loans to, or making equity investments in, the underlying equity issuer or providing advisory

November 2011	Page 13

Citigroup Funding Inc.

832,000 Single Observation ELKS Based on the Common Stock of Ford Motor Company Due May 23, 2012
Single Observation Equity LinKed Securities (“Single Observation ELKS®”)

services to the underlying equity issuer, such as merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about the underlying equity issuer. Neither we nor any of our affiliates undertakes to disclose any such information to you.

■
The amount you receive at maturity may be reduced because the antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the underlying equity. The amount you receive at maturity will be subject to adjustment for a number of events arising from share splits and combinations, share dividends or other distributions, a number of other actions of the underlying equity issuer that modify its capital structure and a number of other transactions involving the underlying equity issuer, as well as for the liquidation, dissolution or winding up of the underlying equity issuer. You should refer to the section “Description of the ELKS—Dilution Adjustments” in the accompanying ELKS product supplement. The amount you receive at maturity will not be adjusted for other events that may adversely affect the price of the underlying equity, such as offerings of common stock for cash or in connection with acquisitions. Because of the relationship of the amount you receive at maturity to the closing price of the underlying equity, these other events may reduce the amount you receive at maturity on the Single Observation ELKS. Additionally, the market price of the Single Observation ELKS may be materially and adversely affected.

■
Market price influenced by inclusion of underwriting fees and projected profit from hedging activity. The inclusion of underwriting fees and projected profit from hedging in the issue price is likely to adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the price, if any, at which Citigroup Global Markets is willing to purchase the Single Observation ELKS in secondary market transactions will likely be lower than the issue price, since the issue price includes and secondary market prices are likely to exclude, underwriting fees paid with respect to the Single Observation ELKS, as well as the cost of hedging our obligations under the Single Observation ELKS. The cost of hedging includes the projected profit that our affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. The secondary market prices for the Single Observation ELKS are also likely to be reduced by the costs of unwinding the related hedging transaction. Our affiliates may realize a profit from the expected hedging activity even if the market value of the Single Observation ELKS declines. In addition, any secondary market prices for the Single Observation ELKS may differ from values determined by pricing models used by Citigroup Global Markets, as a result of dealer discounts, mark-ups or other transaction costs. For further information on our use of proceeds and hedging, see “Can You Tell Me More About the Effect of Citigroup Funding’s Hedging Activity?” in the accompanying ELKS product supplement.

■
No shareholder rights. Investing in the Single Observation ELKS is not equivalent to investing in the underlying equity. Investors in the Single Observation ELKS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying equity.

■
The U.S. federal income tax consequences of an investment in the Single Observation ELKS are unclear.  There is no direct legal authority regarding the proper U.S. federal income tax treatment of the Single Observation ELKS, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”).  Consequently, significant aspects of the tax treatment of the Single Observation ELKS are uncertain, and the IRS or a court might not agree with the treatment described herein.  If the IRS were successful in asserting an alternative treatment, the tax consequences of ownership and disposition of the Single Observation ELKS might be affected materially and adversely.  As described below under “United States Federal Tax Considerations,” in 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  While it is not clear whether the Single Observation ELKS would be viewed as similar to the typical prepaid forward contract described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Single Observation ELKS, possibly with retroactive effect.  Both U.S. and non-U.S. persons considering an investment in the Single Observation ELKS should review carefully the section of this pricing supplement entitled “United States Federal Tax Considerations” and consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Single Observation ELKS (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Other Risk Factors
str

■
Exchange listing and secondary market. The Single Observation ELKS will not be listed on any securities exchange. Although Citigroup Global Markets intends to make a market in the Single Observation ELKS, it is not obligated to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Single Observation ELKS easily. Because we do not expect that other broker-dealers will participate significantly in the secondary market for the Single Observation ELKS, the price at which you may be able to trade your Single Observation ELKS is likely to depend on the price, if any, at which Citigroup Global Markets is willing to transact. If, at any time, Citigroup Global Markets were not to make a market in the Single Observation ELKS, it is likely that there would be no secondary market for the Single Observation ELKS. Accordingly, you should be willing to hold your Single Observation ELKS to maturity.

■
The calculation agent, which is an affiliate of the issuer, will make determinations with respect to the Single Observation ELKS. As calculation agent, Citigroup Global Markets has determined the initial equity price and will determine whether the closing price of the underlying equity on the valuation date is less than or equal to the downside threshold

November 2011	Page 14

Citigroup Funding Inc.

832,000 Single Observation ELKS Based on the Common Stock of Ford Motor Company Due May 23, 2012
Single Observation Equity LinKed Securities (“Single Observation ELKS®”)

closing price, whether a market disruption event has occurred, the appropriate payment you receive at maturity (including, if you elect to receive the cash value of the underlying equity at maturity, such cash value), and any adjustments to the equity ratio to reflect certain corporate and other events. Any of these determinations made by Citigroup Global Markets, in its capacity as calculation agent, including adjustments to the equity ratio, may adversely affect the payment to you on the Single Observation ELKS at maturity.

■
Citigroup Funding’s hedging and trading activity could adversely affect the value of the Single Observation ELKS. We have hedged our obligations under the Single Observation ELKS through one or more of our affiliates, which will carry out hedging activity related to the Single Observation ELKS, including trading in the underlying equity as well as in other instruments related to the underlying equity. Our affiliates also trade the underlying equity and other financial instruments related to the underlying equity on a regular basis as part of their general broker-dealer and other businesses. Any of this hedging or trading activity on or prior to the pricing date could have potentially increased the price of the underlying equity and, accordingly, potentially increased the initial equity price used to calculate the downside threshold closing price and, therefore, potentially increased the downside threshold closing price relative to the price of the underlying equity absent such hedging or trading activity. Additionally, such hedging or trading activity could potentially affect whether the closing price of the underlying equity on the valuation date is less than or equal to the downside threshold closing price and, therefore, whether or not you will receive the stated principal amount of the Single Observation ELKS or shares of the underlying equity (or the cash value of those shares based on their closing price on the valuation date) at maturity. Furthermore, if the closing price of the underlying equity on the valuation date is less than or equal to the downside threshold closing price such that you could receive shares of the underlying equity (or, at your option, the cash value of those shares based on their closing price on the valuation date) at maturity, our affiliates’ trading activity prior to or at maturity could adversely affect the closing price of those shares of the underlying equity.

■
Affiliate research reports and commentary. Citigroup Investment Research or other affiliates of Citigroup Funding may publish research reports or otherwise express opinions or provide recommendations from time to time regarding Ford common stock or other matters that may influence the price of Ford common stock and, therefore, the value of the Single Observation ELKS. Any research, opinion or recommendation expressed by Citigroup Investment Research or other Citigroup Funding affiliates may not be consistent with purchasing, holding or selling the Single Observation ELKS.

str
For further discussion of these and other risks you should read the section entitled “Risk Factors Relating to the ELKS” in the accompanying ELKS product supplement and “Risk Factors” in the related prospectus supplement for a full description of risks. The issuer also urges you to consult your investment, legal, tax, accounting and other advisers, in connection with your investment in the Single Observation ELKS.

November 2011	Page 15

Citigroup Funding Inc.

832,000 Single Observation ELKS Based on the Common Stock of Ford Motor Company Due May 23, 2012
Single Observation Equity LinKed Securities (“Single Observation ELKS®”)

United States Federal Tax Considerations

Prospective investors should note that the discussion under the section called “Certain United States Federal Income Tax Considerations” in the accompanying product supplement does not apply to the Single Observation ELKS issued under this document and is superseded by the following discussion.

The following summary is a general discussion of the principal U.S. federal tax consequences of ownership and disposition of the Single Observation ELKS.  This discussion applies only to an investor who holds the Single Observation ELKS as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).  This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•	certain financial institutions;
•	dealers or traders subject to a mark-to-market method of tax accounting with respect to the Single Observation ELKS;
•	investors holding the Single Observation ELKS as part of a “straddle,” conversion transaction, integrated transaction or constructive sale transaction;
•	U.S. Holders (defined below) whose functional currency is not the U.S. dollar;
•	entities classified as partnerships for U.S. federal income tax purposes;
•	regulated investment companies;
•	tax-exempt entities, including an “individual retirement account” or “Roth IRA”; or
•	persons subject to the alternative minimum tax.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds Single Observation ELKS, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership.  Partnerships holding Single Observation ELKS and partners in such partnerships should consult their tax advisers as to the particular U.S. federal income tax consequences of holding and disposing of Single Observation ELKS.

As the law applicable to the U.S. federal taxation of instruments such as the Single Observation ELKS is technical and complex, the discussion below necessarily represents only a general summary.  Moreover, the effect of any applicable state, local or foreign tax laws is not discussed. This summary does not address the U.S. federal income tax consequences of the ownership or disposition of the underlying equity should an investor receive the underlying equity at maturity of the Single Observation ELKS.  Investors should consult their tax advisers regarding the potential U.S. federal income tax consequences of the ownership or disposition of the underlying equity.

In addition, we will not attempt to ascertain whether the issuer of the underlying equity should be treated as a “U.S. real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code.  If the issuer of the underlying equity were so treated, certain adverse U.S. federal income tax consequences might apply to a Non-U.S. Holder (as defined below) upon the sale, exchange or other disposition of the Single Observation ELKS.  Non-U.S. persons considering an investment in the Single Observation ELKS should refer to information filed with the Securities and Exchange Commission or another governmental authority by the issuer of the underlying equity and consult their tax advisers regarding the possible consequences to them if the issuer of the underlying equity is or becomes a USRPHC.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein, possibly with retroactive effect.

Tax Treatment of the Single Observation ELKS

Each holder, by purchasing the Single Observation ELKS, agrees to treat each Single Observation ELKS as a put option (the “Put Option”) written by the holder with respect to the underlying equity, secured by a cash deposit with a principal amount equal to the stated principal amount of the Single Observation ELKS (the “Deposit”).  Under this treatment:

•	a portion of each coupon payment will be attributable to interest on the Deposit; and

•
the remainder will represent option premium attributable to the holder’s grant of the Put Option (with respect to each coupon payment received and, collectively, all coupon payments received, “Put Premium”).

Due to the absence of statutory, judicial or administrative authorities that directly address the U.S. federal tax treatment of the Single Observation ELKS or similar instruments, significant aspects of the treatment of an investment in the

November 2011	Page 16

Citigroup Funding Inc.

832,000 Single Observation ELKS Based on the Common Stock of Ford Motor Company Due May 23, 2012
Single Observation Equity LinKed Securities (“Single Observation ELKS®”)

Single Observation ELKS are uncertain.  We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with the treatment described below.  Accordingly, potential investors should consult their tax advisers regarding all aspects of the U.S. federal tax consequences of an investment in the Single Observation ELKS and with respect to any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.  Unless otherwise stated, the following discussion is based on the treatment of each Single Observation ELKS as a Put Option and a Deposit.

Tax Consequences to U.S. Holders

This section applies only to U.S. Holders.  As used herein, the term “U.S. Holder” means a beneficial owner of a Single Observation ELKS that is, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•
a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

The term “U.S. Holder” also includes certain former citizens and residents of the United States.

Coupon Payments. The Deposit will be treated as a “short-term obligation” for U.S. federal income tax purposes.  Accordingly, to the extent attributable to the interest on the Deposit, coupon payments will generally be taxable to a U.S. Holder as ordinary interest income, as follows.  A U.S. Holder who is a cash-method taxpayer will not be required to include the interest on the Deposit in income for U.S. federal income tax purposes prior to its receipt unless the holder elects to do so.  A U.S. Holder who is a cash-method taxpayer and does not make such election should include the interest on the Deposit as income upon receipt (including the amount representing the interest on the Deposit received upon maturity).  An accrual-method taxpayer will be required to include the interest on the Deposit (and any difference between the principal amount of the Deposit and the holder’s purchase price for the Single Observation ELKS) in income as it accrues on a straight-line basis, unless the holder makes an election to accrue the interest on the Deposit according to a constant yield method based on daily compounding.

The total Put Premium will not be taken into account until maturity or earlier sale or exchange of the Single Observation ELKS.

We will treat 2% of each coupon payment as interest on the Deposit and 98% as Put Premium for each Single Observation ELKS.

Sale or Exchange Prior to Maturity.  Upon a sale or exchange of a Single Observation ELKS prior to maturity, a U.S. Holder should apportion the amount realized between the Deposit and the Put Option based on their respective values on the date of sale or exchange. A U.S. Holder should recognize gain or loss with respect to the Deposit in an amount equal to the difference between (i) the amount realized that is apportioned to the Deposit (the “Deposit Value”) and (ii) the U.S. Holder’s basis in the Deposit (i.e., the price the U.S. Holder paid to acquire the Single Observation ELKS plus any amounts previously accrued into income but not yet paid). Such gain will be treated as ordinary interest income to the extent of the amount of any accrued but unpaid interest or discount on the Deposit not yet taken into income, and any remaining gain will be treated as short-term capital gain.  Loss on the Deposit will be treated as short-term capital loss.

Any difference between the amount realized on the sale or exchange and the Deposit Value will be apportioned to the Put Option. If the Deposit Value exceeds the amount realized upon the sale or exchange of a Single Observation ELKS, a U.S. Holder will be treated as having made a payment equal to such excess in exchange for the purchaser’s assumption of the Put Option. The U.S. Holder will recognize gain or loss in respect of the Put Option in an amount equal to the total Put Premium previously received by the U.S. Holder, decreased by the amount deemed to be paid by the U.S. Holder, or increased by the amount deemed to be paid to the U.S. Holder, in exchange for the purchaser’s assumption of the Put Option. This gain or loss will be short-term capital gain or loss.

Tax Treatment at Maturity. The coupon payment received at maturity will be treated as described above under “Coupon Payments.” In all cases, the U.S. Holder will recognize ordinary income equal to the difference, if any, between the stated principal amount of the Single Observation ELKS and the U.S. Holder’s tax basis in the Deposit.

November 2011	Page 17

Citigroup Funding Inc.

832,000 Single Observation ELKS Based on the Common Stock of Ford Motor Company Due May 23, 2012
Single Observation Equity LinKed Securities (“Single Observation ELKS®”)

Receipt of Cash upon Maturity of the Single Observation ELKS.  If a U.S. Holder receives the stated principal amount of a Single Observation ELKS in cash, the Put Option will be deemed to have expired unexercised, in which case the U.S. Holder will recognize short-term capital gain in an amount equal to the sum of all Put Premium received (including the Put Premium received at maturity). If a U.S. Holder receives an amount of cash (pursuant to the holder’s election) that is less than the stated principal amount of the Single Observation ELKS, the Put Option will be deemed to have been exercised and the U.S. Holder will be deemed to have applied the Deposit toward the cash settlement of the Put Option. In this case, the U.S. Holder will recognize gain or loss with respect to the Put Option in an amount equal to the difference between (i) the total Put Premium received and the cash the U.S. Holder receives at maturity, excluding the final coupon payment, and (ii) the principal amount of the Deposit. This gain or loss will be short-term capital gain or loss.

Receipt of Underlying Equity Upon Maturity of the Single Observation ELKS. If a U.S. Holder receives the underlying equity (and cash in lieu of any fractional shares), the Put Option will be deemed to have been exercised.  The U.S. Holder should not recognize any income or gain in respect of the total Put Premium received (including Put Premium received at maturity) and should not recognize any gain or loss with respect to any underlying equity received.  The U.S. Holder should have an aggregate tax basis in the underlying equity received (including any fractional shares) equal to the principal amount of the Deposit less the total Put Premium received over the term of the Single Observation ELKS.  A U.S. Holder’s holding period for any underlying equity received will start on the day after receipt.  With respect to any cash received in lieu of a fractional share, a U.S. Holder should recognize short-term capital gain or loss in an amount equal to the difference between the amount of cash received in lieu of the fractional share and the pro rata portion of the U.S. Holder’s aggregate adjusted tax basis in underlying equity that is allocable to the fractional share.

Possible Alternative Tax Treatments of an Investment in the Single Observation ELKS

Alternative U.S. federal income tax treatments of the Single Observation ELKS are possible that, if applied, could materially and adversely affect the timing and/or character of income, gain or loss with respect to the Single Observation ELKS. It is possible, for example, that the entire coupon on the Single Observation ELKS could be treated as income to a U.S. Holder at the time received or accrued. Alternatively, the coupon payments on the Single Observation ELKS might not be accounted for separately as giving rise to income to U.S. Holders until the sale, exchange or retirement of the Single Observation ELKS.  Accordingly, prospective purchasers should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Single Observation ELKS.

Other possible U.S. federal income tax treatments of the Single Observation ELKS could also affect the timing and character of income or loss with respect to the Single Observation ELKS.  In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  While it is not clear whether the Single Observation ELKS would be viewed as similar to the typical prepaid forward contract described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Single Observation ELKS, possibly with retroactive effect.  U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Single Observation ELKS, including possible alternative treatments and the issues presented by this notice.

Tax Consequences to Non-U.S. Holders

This section applies only to Non-U.S. Holders.  As used herein, the term “Non-U.S. Holder” means a beneficial owner of a Single Observation ELKS that is, for U.S. federal income tax purposes:

•	an individual who is classified as a nonresident alien;
•	a foreign corporation; or
•	a foreign trust or estate.

The term “Non-U.S. Holder” does not include a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes or certain former citizens or residents of the United States.  Such holders should consult their tax advisers regarding the U.S. federal tax consequences of an investment in the Single Observation ELKS.

Unless otherwise stated, the following discussion is based on the treatment of each Single Observation ELKS as a Put Option and a Deposit.

A Non-U.S. Holder of the Single Observation ELKS generally should not be subject to U.S. federal income or withholding tax in respect of amounts paid to the Non-U.S. Holder, provided that: (i) income or gain in respect of the Single Observation ELKS is not effectively connected with the conduct of a trade or business by the Non-U.S. Holder in the United States, and (ii) the Non-U.S. Holder (or a financial institution holding the Single Observation ELKS on behalf of the Non-U.S. Holder) furnishes to the

November 2011	Page 18

Citigroup Funding Inc.

832,000 Single Observation ELKS Based on the Common Stock of Ford Motor Company Due May 23, 2012
Single Observation Equity LinKed Securities (“Single Observation ELKS®”)

applicable withholding agent an IRS Form W-8BEN on which the beneficial owner certifies under penalties of perjury that it is not a U.S. person.

If the Non-U.S. Holder is engaged in a U.S. trade or business, and if income or gain from the Single Observation ELKS is effectively connected with the Non-U.S. Holder’s conduct of that trade or business, the Non-U.S. Holder generally will be subject to regular U.S. federal income tax with respect to that income or gain in the same manner as if the Non-U.S. Holder were a U.S. Holder, unless an applicable income tax treaty provides otherwise.  Non-U.S. Holders to which this paragraph may apply should consult their tax advisers regarding other U.S. tax consequences of the ownership and disposition of the Single Observation ELKS, including, if the Non-U.S. Holder is a corporation, the possible imposition of a 30% branch profits tax.

Tax Consequences Under Possible Alternative Treatments.  Other U.S. federal income tax treatments of the Single Observation ELKS are also possible.  In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  While it is not clear whether the Single Observation ELKS would be viewed as similar to the typical prepaid forward contract described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues might materially and adversely affect the withholding tax consequences of an investment in the Single Observation ELKS, possibly with retroactive effect.  Accordingly, Non-U.S. Holders should consult their tax advisers regarding the issues presented by the notice.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty benefit, the Single Observation ELKS are likely to be treated as U.S. situs property subject to U.S. federal estate tax.  Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the Single Observation ELKS.

Information Reporting and Backup Withholding

Amounts paid on the Single Observation ELKS may be subject to information reporting and, if the holder fails to provide certain identifying information (such as an accurate taxpayer identification number in the case of a U.S. Holder) or meet certain other conditions, may also be subject to backup withholding at the rate specified in the Code.  A Non-U.S. Holder (or financial institution holding the Single Observation ELKS on behalf of the Non-U.S. Holder) that provides the applicable withholding agent with an IRS Form W-8BEN or W-8ECI, as appropriate, will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against the holder’s U.S. federal income tax liability, provided the relevant information is timely furnished to the IRS.

November 2011	Page 19

Citigroup Funding Inc.

832,000 Single Observation ELKS Based on the Common Stock of Ford Motor Company Due May 23, 2012
Single Observation Equity LinKed Securities (“Single Observation ELKS®”)

Information about the Underlying Equity

Ford Motor Company (“Ford”) designs, manufactures and services cars and trucks. Ford also provides vehicle-related financing, leasing and insurance through its subsidiary. The underlying equity is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by Ford pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to the Securities and Exchange Commission file number 001-03950 through the Securities and Exchange Commission’s website at http://www.sec.gov. In addition, information regarding Ford may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

This pricing supplement relates only to the Single Observation ELKS offered hereby and does not relate to the underlying equity or other securities of Ford. We have derived all disclosures contained in this pricing supplement regarding Ford from the publicly available documents described in the preceding paragraph. In connection with the offering of the Single Observation ELKS, none of Citigroup Funding, Citigroup Inc. or Citigroup Global Markets has participated in the preparation of such documents or made any due diligence inquiry with respect to Ford. None of Citigroup Funding, Citigroup Inc. or Citigroup Global Markets makes any representation that such publicly available documents or any other publicly available information regarding Ford is accurate or complete.

The Single Observation ELKS represent obligations of Citigroup Funding only. Ford is not involved in any way in this offering and has no obligation relating to the Single Observation ELKS or to holders of the Single Observation ELKS.

Neither Citigroup Inc. nor any of its subsidiaries makes any representation to you as to the performance of the underlying equity.

November 2011	Page 20

Citigroup Funding Inc.

832,000 Single Observation ELKS Based on the Common Stock of Ford Motor Company Due May 23, 2012
Single Observation Equity LinKed Securities (“Single Observation ELKS®”)

Historical Information
str
The following table sets forth the published high and low closing prices for, and dividends paid on, the underlying equity from January 3, 2006 through November 22, 2011. The associated graph shows the closing prices for the underlying equity for each day from January 3, 2006 to November 22, 2011. The issuer obtained the closing prices and other information below from Bloomberg L.P., without independent verification. You should not take the historical prices of the underlying equity as an indication of future performance.
str
Ford Motor Company Common Stock	High	Low	Dividends
2006
First Quarter	$8.93	$7.55	$0.10
Second Quarter	$7.95	$6.36	$0.10
Third Quarter	$9.19	$6.19	$0.05
Fourth Quarter	$9.03	$6.88	$0.00
2007
First Quarter	$8.73	$7.51	$0.00
Second Quarter	$9.49	$7.74	$0.00
Third Quarter	$9.64	$7.50	$0.00
Fourth Quarter	$9.20	$6.70	$0.00
2008
First Quarter	$6.85	$5.11	$0.00
Second Quarter	$8.48	$4.81	$0.00
Third Quarter	$6.03	$4.17	$0.00
Fourth Quarter	$4.55	$1.26	$0.00
2009
First Quarter	$2.94	$1.58	$0.00
Second Quarter	$6.41	$2.74	$0.00
Third Quarter	$8.44	$5.35	$0.00
Fourth Quarter	$10.20	$6.84	$0.00
2010
First Quarter	$14.10	$10.28	$0.00
Second Quarter	$14.46	$9.88	$0.00
Third Quarter	$13.16	$10.16	$0.00
Fourth Quarter	$17.00	$12.26	$0.00
2011
First Quarter	$18.79	$14.01	$0.00
Second Quarter	$15.79	$12.78	$0.00
Third Quarter	$14.12	$9.62	$0.00
Fourth Quarter (through November 22, 2011)	$12.51	$9.37	$0.00

We make no representation as to the amount of dividends, if any, that Ford may pay in the future. In any event, as an investor in the Single Observation ELKS, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Ford.

November 2011	Page 21

Citigroup Funding Inc.

832,000 Single Observation ELKS Based on the Common Stock of Ford Motor Company Due May 23, 2012
Single Observation Equity LinKed Securities (“Single Observation ELKS®”)

Ford Motor Company Common Stock Closing Prices January 3, 2006 to November 22, 2011

Validity of the Single Observation ELKS

In the opinion of Douglas C. Turnbull, Associate General Counsel - Capital Markets and Corporate Reporting of Citigroup Inc. (the “guarantor”) and counsel to the issuer, when the Single Observation ELKS offered by this pricing supplement have been executed and issued by the issuer and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such Single Observation ELKS and related guarantee will be legal, valid and binding obligations of the issuer and the guarantor, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, regardless of whether such is considered in a proceeding in equity or at law.

This opinion is given as of the date of this pricing supplement and is limited to matters governed by the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the General Corporation Law of the State of Delaware and such applicable provisions of the Delaware Constitution).  In addition, this opinion is subject to customary assumptions as to legal capacity, genuineness of signatures and authenticity of  documents as stated in the opinion dated May 11, 2011, which has been filed as exhibit number 5(a) to the issuer’s Registration Statement on Form S-3 (No. 333-172554).

November 2011	Page 22

Citigroup Funding Inc.

832,000 Single Observation ELKS Based on the Common Stock of Ford Motor Company Due May 23, 2012
Single Observation Equity LinKed Securities (“Single Observation ELKS®”)

Additional Considerations

In case of default in payment at maturity of the Single Observation ELKS, the Single Observation ELKS will bear interest, payable upon demand of the beneficial owners of the Single Observation ELKS in accordance with the terms of the Single Observation ELKS, from and after the maturity date through the date when payment of the unpaid amount has been made or duly provided for, at the rate of 2.25% per annum on the unpaid amount (or the cash equivalent of the unpaid amount) due.

ELKS® is a registered service mark of Citigroup Global Markets Inc.

© 2011 Citigroup Global Markets Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world.

November 2011	Page 23

We are responsible for the information contained and incorporated by reference in this pricing supplement and the accompanying ELKS product supplement, prospectus supplement and prospectus and in any related free writing prospectus we have prepared or authorized. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. You should not assume that the information contained or incorporated by reference in this pricing supplement, or the accompanying ELKS product supplement, prospectus supplement and prospectus is accurate as of any date other than the date on the front of the document. We are not making an offer of these securities in any state where the offer is not permitted.
TABLE OF CONTENTS

Citigroup Funding Inc.

832,000 Single Observation Equity
LinKed Securities
(“Single Observation ELKS®”)
Based Upon the Common Stock of
Ford Motor Company

Due May 23, 2012
$10 Principal Amount per Single Observation ELKS

Any Payments Due from
Citigroup Funding Inc.
Fully and Unconditionally Guaranteed
by Citigroup Inc.

Pricing Supplement
November 23, 2011
(To ELKS Product Supplement Dated May 12,
2011, Prospectus Supplement Dated May 12,
2011 and Prospectus Dated May 12, 2011)

Final Terms	1
Investment Overview	2
Underlying Equity Overview	2
Key Investment Information	3
Summary of Selected Key Risks	3
Fact Sheet	5
How Single Observation ELKS Work	11
Hypothetical Payments on the Single Observation ELKS	11
Risk Factors	13
United States Federal Tax Considerations	16
Information about the Underlying Equity	20
Historical Information	21
Validity of the Single Observation ELKS	22
Additional Considerations	23
ELKS Product Supplement
Summary Information Q&A	EPS-2
Risk Factors Relating to the ELKS	EPS-8
Description of the ELKS	EPS-15
Certain United States Federal Income Tax Considerations	EPS-26
Plan of Distribution; Conflict of Interest	EPS-30
ERISA Matters	EPS-31
Prospectus Supplement
Risk Factors	S-3
Important Currency Information	S-7
Description of the Notes	S-8
Certain United States Federal Income Tax Considerations	S-34
Plan of Distribution; Conflicts of Interest	S-41
Validity of the Notes	S-42
ERISA Matters	S-42
Prospectus
Prospectus Summary	1
Forward-Looking Statements	8
Citigroup Inc.	8
Citigroup Funding Inc.	8
Use of Proceeds and Hedging	9
European Monetary Union	10
Description of Debt Securities	10
Description of Index Warrants	21
Description of Debt Security and Index Warrant Units	24
Plan of Distribution; Conflicts of Interest	25
ERISA Matters	28
Legal Matters	28
Experts	28